UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2012

11 GOOD ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	26-0299315
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4450 Belden Village Street N.W., Suite 800

Canton, OH 44718

(Address of principal executive offices)

(330) 492-3835

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm:

On November 2, 2012, 11 Good Energy, Inc. (the “Company”) advised RBSM LLP of its decision to dismiss RBSM LLP as the Company’s independent registered public accounting firm. . The decision to dismiss RBSM LLP as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on November 2, 2012.

RBSM LLP’s report on the Company’s consolidated financial statements on the past two fiscal years ended December 31, 2011 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle, except that the report of RBSM LLP on the Company’s financial statements contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

During the past two fiscal years ended December 31, 2011, and through the subsequent interim period through November 2, 2012, there were no disagreements between the Company and RBSM LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to RBSM LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements of the Company for such year.

During the two fiscal years ended December 31, 2011, and through the subsequent interim period through November 2, 2012, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided RBSM with a copy of this revised disclosure set forth under this Item 4.01 and requested RBSM LLP to furnish an updated letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the updated letter from RBSM LLP is attached hereto as Exhibit 16.1.

New independent registered public accounting firm.

On November 2, 2012 (the “Engagement Date”), the Company engaged Fiondella, Milone&LaSaracina LLP (“FML”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2012. The engagement of FML as the Company’s independent registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with FML regarding either:

1.	the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that FML concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.	any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from RBSM LLP

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 30, 2012

11 GOOD ENERGY, INC.

By:	/s/ E. Jamie Schloss
E. Jamie Schloss
Interim Chief Financial Officer